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                                                                    EXHIBIT 99.3

                                                   P R E S S  R E L E A S E
Contact:   Andrew J. Hajducky III
           Chief Financial Officer
           (978) 684  3660



        CMGI ANNOUNCES RECORD FOURTH QUARTER EARNINGS OF $4.74 PER SHARE
         REVENUES INCREASE 107% COMPARED WITH PRIOR YEAR FOURTH QUARTER
             INTERNET SEGMENT REVENUES GROW 49% OVER THIRD QUARTER



ANDOVER, Mass., September 27, 1999, --- CMGI, Inc. (NASDAQ: CMGI) today reported net revenues of $53.6 million for the fourth quarter ended July 31, 1999, a 17% sequential increase in quarterly revenues and a 107% increase compared with last year's fourth quarter. Net revenues for the Company's Internet business segment increased 351% compared with the fourth quarter of fiscal 1998, and increased 49% compared with the third quarter of fiscal 1999. Net revenues for the Company's fulfillment services segment increased 60% compared with the fourth quarter of fiscal 1998, and increased 5% compared with the third quarter of fiscal 1999. On a full year basis, CMGI's net revenues increased $93.7 million, or 114% to $175.7 million from $81.9 million in fiscal 1998.

CMGI reported net income of $452.7 million or $4.74 basic income per share for the quarter, compared to a net loss of $27.8 million or ($0.30) basic loss per share for the previous quarter ended April 30, 1999. Fourth quarter fiscal 1999 results included $744.7 million of other gains, net, primarily representing a pretax gain of $661.2 million on the conversion of the Company's GeoCities investment to Yahoo! common stock and a pre-tax gain of $81.1 million on issuance of stock by Engage Technologies in its initial public stock offering. During the fourth quarter the Company also recorded a one-time in-process research and development charge of $1.6 million related to the acquisitions of Magnitude Network, Inc. and Nascent Technologies, Inc. and a one-time $53.2 million net of tax gain on the sale of CMG Direct to Marketing Services Group,
Inc. (MSGI).   Third quarter fiscal 1999 results included a one-time in-process research and development charge of $4.5 million related to the acquisition of Internet Profiles Corporation (IPRO) and $859,000 of other gains, net, representing a pre-tax gain on issuance of stock by GeoCities. CMGI's fourth quarter operating expenses for continuing operations of $105 million, reflect a 32% increase from the third quarter of fiscal 1999 and a 124% increase from last year's fourth quarter.

During the Company's fourth fiscal quarter, Engage Technologies, Inc. (Engage,
Nasdaq: ENGA), CMGI's majority - owned subsidiary, completed its initial public offering at $15 per share, raising $94.8 million, net of issuance and other related costs. CMGI currently holds 38.6 million shares of Engage common stock. Also during the fourth quarter CMGI completed the acquisitions of Nascent Technologies Inc., Netwright LLC, and Digiband, Inc. and secured $375 million through the private placement of CMGI Series C Convertible Preferred Stock. Subsequent to quarter end, NaviSite, Inc., a majority - owned subsidiary of the Company filed its initial registration statement for its public offering with the Securities and Exchange Commission.
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On August 18, 1999, the Company completed the acquisition of Alta Vista from
Compaq (NYSE: CPQ). Upon closing, Compaq transferred an 81.5 percent equity ownership in the Alta Vista business to CMGI, and retained its remaining 18.5 percent interest. In return, Compaq received approximately 19.0 million CMGI common shares and CMGI Series D convertible redeemable preferred shares equivalent to approximately 1.8 million CMGI common shares. CMGI also issued a $220 million three year note to Compaq, bringing total consideration for CMGI's 81.5% ownership in the Alta Vista business to approximately $2.3 billion.

On September 15, 1999, CMGI announced the completed acquisition of 80% of Cha! Technologies , an Internet payment services company, for $12.5 million in CMGI stock and the commitment of $12.5 million in operating capital to that business. On September 27, 1999, CMGI announced the completed acquisition of Signatures Network, formerly Sony Signatures, an industry-leading music and celebrity licensing and event merchandising company. Under the terms of the acquisition, Signatures Network will become a majority-owned subsidiary of iCAST, CMGI's Internet entertainment company

On September 20, 1999, CMGI announced that it had signed a definitive agreement to acquire AdForce, Inc. (Nasdaq: ADFC), a leading provider of centralized online advertising services, in a stock-for-stock tax-free merger valued at approximately $500 million. Under the terms of the agreement, CMGI will issue
0.262 CMGI shares for every share of AdForce held on the closing date of the transaction. Closing of the merger is subject to customary conditions, including approval by AdForce shareholders, expected later this year.

On September 20, 1999, CMGI announced it has signed a definitive agreement to acquire AdKnowledge Inc., a leading provider of complete Web marketing management services focused entirely on the needs of online marketers and agencies, in an all stock transaction valued at approximately $193 million. Under the terms of the merger and contribution agreement, CMGI will initially acquire control of AdKnowledge through the issuance of approximately $170 million of CMGI common stock, followed by a contribution of AdKnowledge shares held by CMGI and AdKnowledge shareholders to Engage in exchange for approximately $193 million of Engage common stock. The transaction, is subject to customary conditions, including shareholder approval of Engage and AdKnowledge. AdKnowledge, which recently filed its S-1 with the SEC, is privately held and will become a wholly-owned subsidiary of Engage. The transaction is expected to be completed in late 1999 or early 2000.

On September 23, 1999, CMGI and Pacific Century CyberWorks Limited ("PCCW"), a company listed on The Stock Exchange of Hong Kong, announced that the two companies have entered into an agreement whereby CMGI will issue US$350 million worth of its common stock to PCCW in exchange for US $350 million worth of shares of PCCW, subject to certain customary terms and conditions. In addition, the companies are in discussion to form a strategic relationship to jointly develop their Internet-related business activities in Asia, including the possible establishment of a venture for the development and application of Internet technologies within the Asian marketplace, and an agreement for co-investment with respect to Internet opportunities in the United States and Asia.

During the fourth quarter, CMGI, through it's limited liability company affiliates, CMG@Ventures II, LLC and CMG@Ventures III, LLC made initial or follow-on investments in twenty Internet companies, including:
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Initial Investments
-------------------

 .  AuctionWatch.com
 .  AureateMedia
 .  BizBuyer.com
 .  Intelligent/Digital
 .  NextPlanetOver.com
 .  PlanetOutdoors.com
 .  Productopia
 .  Plus three others to be announced

Follow-on Investments
---------------------

 .  Asimba.com
 .  eCircles.com
 .  Furniture.com
 .  KOZ.com
 .  MotherNature.com
 .  NextMonet.com
 .  Raging Bull
 .  Web CT (formerly Universal Learning Technology)
 .  Virtual Ink
 .  Visto

Since July 31, 1999, the following investments have also been made:

Initial Investments
-------------------

 .  Boatscape.com
 .  buyingedge.com
 .  CraftShop.com
 .  FindLaw
 .  Plus one other to be announced

Follow-on Investments
---------------------

 .  exp.com, formerly Advoco.com
 .  Mondera.com
 .  OneCore.com

On May 5, 1999, Silknet successfully completed its initial public offering at a price of $15 per share, and on July 27, 1999, Chemdex successfully completed its initial public offering at a price of $15 per share. CMG@Ventures II, LLC currently holds 2.8 million shares of Silknet common stock (of which approximately 2.2 million shares are attributable to CMGI), which it acquired at an average cost of $2.42 per share. CMG@Ventures II, LLC currently holds 2.7 million shares of Chemdex common stock (of which approximately 2.2 million shares are attributable to CMGI), which it acquired at an average cost of $1.80 per share. On September 22, 1999, Chemdex announced that it has signed a definitive agreement to acquire Promedix.com, in an all-stock transaction of approximately 12 million shares valued at approximately $340 million. CMG@Ventures III, LLC currently holds approximately 6% of Promedix.com's outstanding shares on a fully diluted basis.
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Commenting on the Company's performance, CEO David Wetherell said, "We are very proud of the significant progress made across our portfolio of businesses during this quarter and past year. That momentum was further accelerated by the recent acquisitions of AltaVista, Cha! Technologies, and Signatures Network, the definitive agreements to acquire AdForce and AdKnowledge , and the additions of Compaq and Pacific Century CyberWorks Limited as strategic investors. We continue to build dramatically upon our traffic and the targeting of that traffic, while establishing the infrastructure with NaviNet and Engage to take advantage of low cost or free net access. The single most important trend affecting ISPs over the coming years will be free Internet access, and no company is better positioned to benefit from that than CMGI."

Operating Segments

For continuing operations, the Company reports two operating segments: Internet and Fulfillment Services. The Company's Lists and Database Services segment is reported as discontinued operations.

The Internet segment results reflect the consolidated performance of majority-owned Internet companies, which during the fourth quarter of fiscal year 1999 include Activerse, Adsmart, Blaxxun, Engage Technologies, iCAST, Magnitude Network, Nascent Technologies, NaviNet, NaviSite, Netwright, Planet Direct, and ZineZone. The Internet segment reported revenues of $18,824,000 in the current quarter, compared with $12,657,000 in the previous quarter ended April 30, 1999, an increase of 49%. Current quarter revenue increases primarily reflect increased revenues for Engage, ADSmart and NaviNet, partially offset by decreased revenue for Planet Direct which had recorded approximately $2.3 million revenues from one significant customer in the previous quarter. Revenue increases by Engage reflected both the impact of the I/PRO acquisition during the third quarter and increased business volumes. Revenue increases by Adsmart reflected both the impact of the 2CAN Media acquisition during the third quarter and increased ad - serving volumes. Including acquisition related one-time in-process research and development charges of $1.6 million in the current quarter and $4.5 million in the preceding quarter, the operating loss for the Internet segment was $53,821,000 in the quarter just ended versus a loss of $35,632,000 for the quarter ended April 30, 1999.

CMGI's portion of the net operating performances of investments in which its ownership is between 20% and 50% are reflected in equity in losses of
affiliates.   During the fourth quarter of fiscal 1999, these included
ThingWorld.com, Web CT (formerly Universal Learning Technology), Engage Japan and GeoCities through the date of conversion of the Company's GeoCities investment into Yahoo! Common stock in May, 1999. Equity in losses of affiliates was $2,636,000 for the current quarter, compared with $3,553,000 for the quarter ended April 30, 1999. CMGI's investments in exp.com (formerly Advoco.com), Ancestry.com, Asimba.com, AuctionWatch.com, AureateMedia, BizBuyer.com, CarParts.com, eCircles.com, Furniture.com, HotLinks, Intelligent/Digital, KOZ.com, Mondera.com, MotherNature.com, NextMonet.com, NextPlanetOver.com, OneCore.com, ONElist, PlanetOutdoors.com, Productopia, Promedix.com (formerly Medical Village), Raging Bull, Tickets.com, Virtual Ink, and Visto are carried at cost at July 31, 1999. As of July 31, 1999, CMGI's holdings in Amazon.com, Chemdex, Critical Path, Hollywood Entertainment, Informix, Lycos, Marketing Services Group, Inc., Open Market, Silknet, USWeb, and Yahoo! are accounted for as available-for-sale securities, at market value.

In the Fulfillment Services segment, revenues increased 60% to $34,763,000 in the fourth quarter of fiscal 1999 from $21,776,000 in last year's fourth fiscal quarter, primarily reflecting increased volumes from Cisco Systems and the acquisitions of InSolutions and On-Demand Solutions in the fourth quarter of fiscal 1998. Compared with the third quarter of fiscal 1999, fulfillment services segment revenues increased 5%,
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reflecting growth in turnkey and e-commerce business. The fulfillment segment reported operating income of $2,426,000 in the quarter, compared with operating income of $1,565,000 in the quarter ended April 30, 1999. The increase in operating income primarily reflected the impacts of revenue increases and operating efficiencies related to turnkey operations. Fulfillment services segment results for the current quarter ended July 31, 1999 and the previous quarter ended April 30, 1999 include approximately $700,000 of goodwill amortization charges related to acquisitions.

Internet Highlights

Engage, CMGI's majority-owned provider of profile driven Internet marketing solutions successfully completed its initial public offering on July 19, 1999, raising net proceeds of $94.8 million. Also in July, Engage went live with its Engage Knowledge data service with customers. Engage Knowledge provides real-time access to Engage's database of more than 35 million anonymous profiles of Web users for more effective targeting of online advertising, promotions and
content.   On September 22, 1999, Engage announced its 1999 fiscal year results, with revenues of $16.0 million, up 627% from fiscal 1998 revenues of $2.2 million. Engage's 1999 fiscal year net loss was $32.0 million, compared to 1998 net loss of $13.8 million. Engage's 1999 fourth quarter revenues were $7.0 million, a 338% increase from fourth quarter fiscal 1998 revenues of $1.6 million. Net loss for the 1999 fourth quarter was $10.8 million, up from $4.6 million in fiscal 1998. As of July 31, 1999, Engage had 335 customers worldwide using its profiling, ad management and strategic market intelligence and measurement products and services.

Alta Vista offered a nationwide dial-up free Internet connection service in August and has registered more than 400,000 users within seven weeks--an unprecedented Internet sign-up rate. The FreeAccess service is combined with the AltaVista microportal, a desktop application that provides up-to-the-minute news, weather, sports and financial information, as well as links to premier AltaVista Search technologies and other media and commerce services. The FreeAccess service is supported through advertising that is displayed within the microportal window, which takes up less than five percent of a user's screen. AltaVista markets the service but uses several ISPs, which underwrite the entire service and technical support costs.

Adsmart made significant progress during the quarter with significant structural changes to its network and rapid growth in its organization. In June, Adsmart announced it signed thirty new sites to its Channels Division and thirteen new sites to Adsmart NetFuerza, its Hispanic advertising network. In late July, Adsmart measured its growth over the past six months and announced 4,000% growth in impressions served, 250 sites added to the network, and 100 new employees recruited for its offices in the six major advertising markets. Adsmart also continued its pattern of adding brand sites to its network, most notably the World Wrestling Federation sites, the number one sports sites among male teens according to Media Metrix. In mid-August, Adsmart also added a new service to its offering with ad-buy.com, the first program of its kind from a major ad network directed at small businesses. With ad-buy.com, small businesses that cannot afford to advertise on a traditional network will now be able to purchase impressions directly online on Adsmart's network of brand sites. Most recently, Adsmart announced major changes to the structure of its network with new divisions and categories that directly match the way advertisers buy media. Through extensive research, Adsmart created eight key divisions and over twenty targeted audience groups to ease the process of media buying and bring greater profits to its network of over 300 Web sites. Adsmart is the only major ad network to offer such specific categories based on advertisers most sought after demographics.

NaviSite, CMGI's majority-owned applications hosting and management supplier and Application Service Provider (ASP), filed with the Securities and Exchange Commission a registration statement for the initial public offering of its common stock. BancBoston Robertson Stephens, Inc., Hambrecht and Quist, and
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FAC/Equities, a division of First Albany Corporation will act as the lead underwriters of the offering. Also in this quarter NaviSite announced strategic marketing relationships with Dell and Microsoft. Dell has become a preferred server, storage, and PC provider for NaviSite. Microsoft has partnered with NaviSite to offer streaming solutions based on Windows Media Technology. Dell and Microsoft have also become strategic investors in NaviSite. In this quarter, NaviSite also announced that it will offer Oracle's 8I database on a service bureau basis to its e-business applications customers. Additionally, NaviSite announced industry relationships with numerous application developers, service providers and integrators, including Lutris Technologies and Cisco Systems. The agreement with Lutris, a leading Internet development and strategy firm, will provide end to end solutions for designing, developing, hosting and managing web applications. Under the Cisco Powered Network Program, NaviSite and Cisco have teamed to offer reliable, secure and high performance Internet services. NaviSite also announced that it has begun construction of two new data centers, in Andover, MA and San Jose, CA.

NaviNet, CMGI's wholly-owned supplier of high performance, low cost remote Internet access services, installed new network facilities in Seattle and Washington, D.C., and extended its New England coverage to include Rhode Island as it moved closer to its goal of reaching over 80% of U.S. major market Internet users by calendar year-end. In addition, the company has now executed supply and financing agreements with Ascend (now part of Lucent) and NorTel Networks for significant volumes of network equipment to be deployed in NaviNet Points of Presence (POP's) in North America. The company executed an agreement with NetZero, currently the fastest growing U.S. ISP, to supply it with Internet access services in major markets across the U.S. The company has continued to expand rapidly, adding a CFO and VP Product Marketing to its executive team, tripling its employee and contractor staff to a total of 62, and moving to larger facilities in the Andover area. On September 21, 1999, NaviNet announced that it has signed an agreement to provide Internet access services to Prodigy Communications Corporation (Nasdaq:PRGY). The agreement, to take effect in the fourth quarter of 1999, allows NaviNet to provide outsourced dial-up access to Prodigy users on a nationwide basis.

iCAST, CMGI's wholly-owned on-line personal entertainment company, acquired Digiband, an online, dynamic database of audio and video streams. In addition, ICAST hired Matt Farber as its COO. Mr. Farber was previously SVP of Programming Enterprises, MTV and General Manager, MTV2. Zinezone.com continued to see tremendous growth in visitors and memberships, achieving a 1.7 reach in July Media Metrix, a growth of 140% over the preceeding quarter. On September 27, 1999, CMGI announced the completed acquisition of Signatures Network, formerly Sony Signatures, an industry-leading music and celebrity licensing and event merchandising company. Under the terms of the acquisition, Signatures Network will become a majority-owned subsidiary of iCAST, CMGI's Internet entertainment company

About CMGI

With nearly 50 companies, CMGI, Inc. (Nasdaq: CMGI) represents the largest, most diverse network of Internet companies in the world. This network includes both CMGI operating companies and a growing number of synergistic investments through its venture capital affiliate, @Ventures. CMGI leverages the technologies, content, and market reach of its extended family of companies to foster rapid growth and industry leadership across its network, and the larger Internet Economy. Microsoft, Intel, Sumitomo and Compaq hold minority positions in CMGI.

CMGI Corporate headquarters is located at 100 Brickstone Square, Andover, MA
01810. Telephone: 978-684-3600. Fax: 978-684-3814.   Additional information,
including a complete listing of companies in the CMGI network, is available at www.cmgi.com.
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Forward looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Act. Investors are cautioned that actual results could differ materially from those anticipated by such statements and are advised to consult CMGI's current SEC filings for additional information concerning risk factors that affect the Company's business.